SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported): August 31, 1999



                                ARIS CORPORATION
               (Exact Name of Registrant as Specified in Charter)
--------------------------------------------------------------------------------

   Washington                       0-22649                       91-1497147
-------------------         ------------------------        --------------------
(State or Other             (Commission File Number)            (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


         2229 - 112th Avenue N.E., Bellevue, Washington     98004
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)


                                 (425) 372-2747
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code


                                      None
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

     On August 31, 1999, ARIS Corporation ("ARIS") acquired all of the outstanding stock of fine.com International Corp., a Washington corporation ("fine.com"), pursuant to an Agreement and Plan of Merger dated as of May 17, 1999 and amended and restated as of August 5, 1999 (the "Merger Agreement"), among ARIS, ARIS Interactive, Inc., a Washington corporation and a wholly owned subsidiary of ARIS ("ARIS Interactive"), fine.com, Daniel M. Fine, Frank Hadam and Herbert L. Fine. ARIS will account for its acquisition of fine.com under the purchase method of accounting.

     Pursuant to the terms of the Merger Agreement, fine.com was merged with and into ARIS Interactive and each share of fine.com common stock was converted into the right to receive 0.5460 shares of ARIS common stock and $1.115 in cash. No fractional shares of ARIS common stock will be issued in connection with the merger, but in lieu thereof each holder of fine.com common stock who would otherwise be entitled to receive a fraction of a share of ARIS common stock, after aggregating all shares of ARIS common stock to be received by such holder, will receive from ARIS an amount of cash equal to the average closing price of one share of ARIS common stock for the ten trading days ending on August 27, 1999 multiplied by the fraction of a share of ARIS common stock to which such holder would otherwise be entitled.

     By virtue of the merger and without the need for any further action on the part of any holders thereof, each issued and outstanding option to purchase shares of fine.com common stock outstanding immediately prior to the effective time of the merger (a "fine.com Option") was assumed by ARIS and converted into an option to purchase that number of shares of ARIS common stock determined by multiplying the number of shares of fine.com common stock subject to such fine.com Option immediately prior to the effective time of the merger by 0.7231, subject to rounding down to eliminate fractional options, at an exercise price per share of ARIS common stock equal to the exercise price per share of fine.com common stock that was in effect for such fine.com Option immediately prior to the effective time divided by 0.7231, subject to rounding up to the nearest whole cent.

     Pursuant to these exchange ratios, in the merger a total of 1,470,574 shares of ARIS common stock were issued and cash in the amount of approximately $3.0 million was paid in exchange for all the issued and outstanding shares of fine.com common stock and options to purchase a total of 263,235 shares of ARIS common stock were assumed by ARIS in exchange for all issued and outstanding fine.com Options. The terms of the Merger Agreement were determined on the basis of arm's-length negotiations. Prior to the execution the Merger Agreement, neither ARIS nor any of its affiliates nor any director or officer of ARIS or any associate of any such director or officer, had any material relationship with fine.com.

     In connection with the merger, Daniel M. Fine and Timothy J. Carroll entered into employment and/or noncompetition agreements with ARIS. Messrs. Fine and Carroll were officers of fine.com immediately prior to the effective time of the merger.


Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          The financial statements of fine.com are incorporated by reference to pages F-30 through F-50 of the proxy statement/prospectus contained in ARIS' registration statement on Form S-4 (Registration No. 333-84595).

     (b)  Pro Forma Financial Information.


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Balance Sheet and Statements of Operations give effect to the merger of ARIS, through its wholly owned subsidiary ARIS Interactive, and fine.com on a combined pro forma basis. These unaudited pro forma combined financial statements have been prepared from the historical consolidated financial statements of ARIS and fine.com and should be read in conjunction therewith.

     The Unaudited Pro Forma Balance Sheet presents the combined financial position of ARIS as of June 30, 1999 and fine.com as of April 30, 1999, and the Unaudited Pro Forma Combined Statements of Operations present the results of operations for the years ended December 31, 1998 for ARIS and January 31, 1999 for fine.com and the six months ended June 30, 1999 for ARIS and April 30, 1999 for fine.com.

     The six-month period ended April 30, 1999 for fine.com includes the fourth quarter of fiscal 1999 and the first quarter of fiscal 2000, and are presented for informational and comparative purposes only. Accordingly, the statement of operations for fine.com for the quarter ended January 31, 1999 is included in the unaudited pro forma combined statement of operations for the year-ended January 31, 1999 and the six-month period ended April 30, 1999. fine.com's unaudited results of operations for the quarter ended January 31, 1999 included the following: revenues $1,516,000; cost of sales $1,159,000; selling, general and administrative $1,149,000; and net loss $825,000.

     To determine the assumed consideration to be paid to fine.com shareholders, we have used the average of the closing prices of the ARIS common stock for the 10 trading days ended July 30, 1999, which was $7.58 per share, resulting in an aggregate purchase price of approximately $12,250,000 comprising the issuance of approximately 1,220,000 shares of ARIS common stock and payment of approximately $3,000,000 in cash. The actual merger consideration paid will be based on the average of the closing prices of ARIS common stock in the ten trading days ending on the second trading day before the fine.com special meeting of shareholders, so the actual merger consideration may vary significantly from that used in preparation of the pro forma combined financial information.

     We have allocated the estimated purchase costs of the merger on a preliminary basis to assets and liabilities based on ARIS management's estimate of the fair value with excess costs over net assets being allocated to goodwill. The allocation is subject to change when ARIS makes a final determination of purchase costs and fair values of assets of fine.com. The effects of any changes could be material.

     The unaudited pro forma combined financial information is provided for illustrative purposes only, and is not necessarily indicative of the results that would have been achieved if the merger had been completed at the times indicated, and is not necessarily indicative of the future operating results or financial condition of ARIS after the merger.

     The unaudited pro forma combined financial statements do not reflect the closure of three ARIS training centers announced in August 1999.

                                ARIS CORPORATION

                               UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)



                                   ARIS      FINE.COM

                                   JUNE 30,   APRIL 30,    PRO FORMA            COMBINED
                                     1999       1999      ADJUSTMENTS   NOTES   PRO FORMA
                                   --------   ---------   -----------   -----   ---------
Current assets:
  Cash and cash equivalents.......  $ 6,901     $  705       $(3,570)    (a)      $ 4,036
  Investments in marketable
     securities...................    2,002         --            --                2,002
  Accounts receivable.............   27,388      1,218            --               28,606
  Other current assets............    4,801        335            --                5,136
                                    -------     ------       -------              -------
     Total current assets.........   41,092      2,258        (3,570)              39,780

Property and equipment, net.......   15,623      1,368            --               16,991
Intangibles and other assets......   10,440         75        10,318     (b)       20,833
                                    -------     ------       -------              -------
     Total assets.................  $67,155     $3,701       $ 6,748              $77,604
                                    =======     ======       =======              =======

Current liabilities:
  Accounts payable................  $ 1,926     $  149       $    --              $ 2,075
  Accrued liabilities.............    7,553        160           175     (c)        7,888
  Deferred revenue................    2,248        136            --                2,384
  Other current liabilities.......       --         33            --                   33
                                    -------     ------       -------              -------
     Total current liabilities....   11,727        478           175               12,380

Capital lease obligations.........       --         45            --                   45

Deferred income taxes.............      287         --            --                  287

Shareholders' equity:

Common stock and additional
  paid-in capital.................   45,232      6,946         2,805               54,983

Retained earnings (deficit).......   10,201     (3,768)        3,768     (d)       10,201

Accumulated other comprehensive
  loss............................     (292)        --            --                 (292)
                                    -------     ------       -------              -------
     Total shareholders' equity...   55,141      3,178         6,573               64,892
                                    -------     ------       -------              -------
     Total liabilities and
       shareholders' equity:......  $67,155     $3,701       $ 6,748              $77,604
                                    =======     ======       =======              =======


         See Notes to Unaudited Pro Forma Combined Financial Statements

                                ARIS CORPORATION

                               UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                   ARIS        FINE.COM

                                YEAR ENDED    YEAR ENDED
                               DECEMBER 31,   JANUARY 31,    PRO FORMA            COMBINED
                                   1998          1999       ADJUSTMENTS   NOTES   PRO FORMA
                               ------------   -----------   -----------   -----   ---------
Revenues, net:
  Consulting.................    $ 64,036       $ 6,133       $    --             $ 70,169
  Training...................      40,398            --            --               40,398
  Software...................      11,460            --            --               11,460
                                 --------       -------       -------             --------
     Total revenues..........     115,894         6,133            --              122,027

Cost of sales:
  Consulting.................      34,477         4,163            --               38,640
  Training...................      18,773            --            --               18,773
  Software...................       1,710            --            --                1,710
  Reorganization expenses....         303            --            --                  303
                                 --------       -------       -------             --------
     Total cost of sales.....      55,263         4,163            --               59,426
                                 --------       -------       -------             --------
     Gross profit............      60,631         1,970            --               62,601

Selling, general and
  administrative.............      48,822         5,777           163      (c)      54,762
Amortization of intangible
  assets.....................         631            --         3,165      (b)       3,796
Research and development
  expense....................       2,641            --            --                2,641
Acquisition expenses.........       5,655            --            --                5,655
                                 --------       -------       -------             --------
     Total operating
       expenses..............      57,749         5,777         3,328               66,854
                                 --------       -------       -------             --------

Income (loss) from
  operations.................       2,882        (3,807)       (3,328)              (4,253)
                                 --------       -------       -------             --------
Other income (expense),
  net........................       1,158           139          (174)     (e)       1,123
Income (loss) before income
  taxes......................       4,040        (3,668)       (3,502)              (3,130)
Income tax expense
  (benefit)..................       2,640          (102)       (1,501)     (f)       1,037
                                 --------       -------       -------             --------
Net income (loss)............    $  1,400       $(3,566)      $(2,001)            $ (4,167)
                                 ========       =======       =======             ========
Basic earnings (loss) per
  share......................    $   0.13       $ (1.34)                          $  (0.34)
                                 ========       =======                           ========
Diluted earnings (loss) per
  share......................    $   0.12       $ (1.34)                          $  (0.34)
                                 ========       =======                           ========
Weighted average number of
  common shares
  outstanding................      11,115         2,668                    (g)      12,335
                                 ========       =======                           ========
Weighted average common and
  common equivalent shares
  outstanding................      11,900         2,668                    (g)      12,335
                                 ========       =======                           ========




         See Notes to Unaudited Pro Forma Combined Financial Statements

                                ARIS CORPORATION

                               UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)



                                  ARIS       FINE.COM

                               SIX MONTHS   SIX MONTHS
                                 ENDED         ENDED
                                JUNE 30,     APRIL 30,     PRO FORMA            COMBINED
                                  1999         1999       ADJUSTMENTS   NOTES   PRO FORMA
                               ----------   -----------   -----------   -----   ---------
Revenues, net:
  Consulting.................   $36,626       $3,391        $    --              $40,017
  Training...................    18,869           --             --               18,869
  Software...................     4,562           --             --                4,562
                                -------       ------        -------              -------
     Total revenues..........    60,057        3,391             --               63,448

Cost of sales:
  Consulting.................    20,268        2,014             --               22,282
  Training...................     8,809           --             --                8,809
  Software...................       859           --             --                  859
                                -------       ------        -------              -------
     Total costs of sales....    29,936        2,014             --               31,950
                                -------       ------        -------              -------
     Gross profit............    30,121        1,377             --               31,498

Selling, general and
  administrative.............    26,305        2,153            131      (c)      28,589

Amortization of intangible
  assets.....................       430           --          1,583      (b)       2,013
                                -------       ------        -------              -------
     Total operating
       expenses..............    26,735        2,153          1,714               30,602
                                -------       ------        -------              -------
Income (loss) from
  operations.................     3,386         (776)        (1,714)                 896

Other income (expense),
  net........................       357          (16)           (87)     (e)         254
                                -------       ------        -------              -------
Income (loss) before income
  taxes......................     3,743         (792)        (1,801)               1,150

Income tax expense
  (benefit)..................     1,498           18            (85)     (f)       1,431
                                -------       ------        -------              -------

Net income (loss)............   $ 2,245       $ (810)       $(1,716)             $  (281)
                                =======       ======        =======              =======
Basic earnings (loss) per
  share......................   $  0.20       $(0.30)                            $ (0.02)
                                =======       ======                             =======
Diluted earnings (loss) per
  share......................   $  0.20       $(0.30)                            $ (0.02)
                                =======       ======                             =======
Weighted average number of
  common shares
  outstanding................    11,076        2,678                     (g)      12,296
                                =======       ======                             =======
Weighted average number of
  common and common
  equivalent shares
  outstanding................    11,420        2,678                     (g)      12,296
                                =======       ======                             =======



         See Notes to Unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     NOTE A: A pro forma balance sheet adjustment has been recorded to reflect the reduction in ARIS cash related to payments of cash to the shareholders of fine.com in the amount of approximately $3,000,000 and payments of $570,000 for merger transaction costs including legal, accounting, printing, fairness opinion, SEC registration fees, asset valuation, NASDAQ fees, and miscellaneous costs.

     NOTE B: A pro forma balance sheet adjustment of $10,318,000 has been recorded to reflect the intangible assets arising from the purchase of fine.com by ARIS Corporation. A pro forma adjustment to the Combined Statement of Operations of $3,165,000 has been made to record amortization of intangible assets of the combined companies for the fiscal year ended December 31, 1998 and January 31, 1999. A similar pro forma adjustment of $1,583,000 has been made to the Combined Statement of Operations of the six months ended June 30, 1999 and April 30, 1999.

     A summary of estimated transaction costs is as follows (in thousands):


         Consideration:

           Cash................................................  $ 3,000
           Value of common stock...............................    9,250
                                                                 -------
                                                                  12,250
           Transaction costs...................................      570
           Exchange of stock options...........................      479
                                                                 -------
                                                                 $13,299
                                                                 =======

     The cost allocated to the assets and liabilities at the date of the acquisition is as follows (in thousands):

                                                                      PERIOD OF INTANGIBLE
                                                                          AMORTIZATION
                                                                      --------------------
Cash.................................................  $   705
Accounts receivable..................................    1,218
Other current assets.................................      388
Intangible assets:
  Goodwill...........................................    4,868             5 years
  Non-compete agreement..............................    1,900             2 years
  Customers' list....................................    1,800             3 years
  Trained work force.................................    1,100             3 years
  Leasehold valuation................................      450             6 years
  Trade name.........................................      200             1 year
                                                       -------
     Total intangibles...............................   10,318
Property and equipment, net..........................    1,368
Accounts payable and accrued liabilities.............     (698)
                                                       -------
                                                       $13,299
                                                       =======


     NOTE C: Pro forma adjustments have been recorded to the pro forma statements to record the cost of stay and signing bonuses payable to employees of fine.com.

     NOTE D: Reflects elimination of fine.com shareholders' equity.

     NOTE E: A pro forma adjustment to the Combined Statements of Operations of the combined companies has been made for the fiscal year ended December 31, 1998 for ARIS (and January 31, 1999 for fine.com) to record a reduction of investment income in the amount of $174,000 arising from utilization of cash given to shareholders of fine.com. A similar reduction of investment income for the first six months of 1999 for ARIS (and six months ended April 30, 1999 for fine.com) has been recorded as a pro forma adjustment in the amount of $87,000. A 5% yield was used to calculate the impact of the cash for both periods. See Note a.

     NOTE F: A pro forma tax benefit has been recorded as an adjustment to the Combined Statements of Operations of the companies for the fiscal year ended December 31, 1998 for ARIS (and January 31, 1999 for fine.com) and for the first six months of 1999 for ARIS (and six months ended April 30, 1999 for fine.com). The benefit arises primarily from a reduction of taxes at the company's effective tax rate of 39% and is attributable to the pro forma reduction of interest income (see note e above), bonuses paid in accordance with an employment agreement (see note c above) and certain deductible transaction costs. The amortization of intangible assets associated with the merger (see note b above) are not tax deductible by the company and therefore provide no tax benefit.

     A second adjustment reflects the combined entity's benefit that would have been realized from fine.com's loss before income taxes of $3,668,000 for the year ended January 31, 1999 at an effective tax rate of 38%, less the $102,000 tax benefit already recognized.

     NOTE G: The pro forma Combined Statement of Operations of the combined companies has been prepared assuming that all shares of fine.com common stock are acquired by ARIS in exchange for approximately 1,220,000 shares of ARIS common stock and cash. The conversion of fine.com common stock, stock options and warrants to ARIS common stock, stock options and warrants was done in accordance with the merger agreement.

     The pro forma combined basic and diluted earnings per share have been determined assuming that the common stock and share equivalent conversion was made at the beginning of the period for which a pro forma combined statement of operations is presented.


     (c)  Exhibits.

          2.1 Agreement and Plan of Merger dated as of May 17, 1999 and amended and restated as of August 5, 1999 among ARIS Corporation, ARIS Interactive, Inc., fine.com International Corp., Daniel M. Fine, Frank Hadam and Herbert L. Fine (incorporated by reference to Exhibit 2.4 to ARIS' registration statement on Form S-4 (Registration No. 333-84595))

          23.1      Consent of Ernst & Young LLP, independent auditors

          99.1 Financial statements of fine.com International Corp. (incorporated by reference to pages F-30 through F-50 of the proxy statement/prospectus contained in ARIS' registration statement on Form S-4 (Registration No. 333-84595))

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ARIS CORPORATION



                                     By: /s/ Paul Y. Song
                                         ---------------------------------------
                                         Paul Y. Song
                                         President and Chief Executive Officer



Dated:  September 14, 1999

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number      Description
--------------      -----------

    2.1 Agreement and Plan of Merger dated as of May 17, 1999 and amended and restated as of August 5, 1999 among ARIS Corporation, ARIS Interactive, Inc., fine.com International Corp., Daniel M. Fine, Frank Hadam and Herbert L. Fine (incorporated by reference to Exhibit 2.4 to ARIS' registration statement on Form S-4 (Registration No. 333-84595))

   23.1             Consent of Ernst & Young LLP, independent auditors

   99.1             Financial   statements  of  fine.com   International   Corp.
                    (incorporated by reference to pages F-30 through F-50 of the proxy statement/prospectus contained in ARIS' registration statement on Form S-4 (Registration No. 333-84595))